SCHEDULE 14A

Consent Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☐                              Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☒	Preliminary Consent Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Health Management Associates, Inc.

(Name of Registrant as Specified In Its Charter)

Glenview Capital Partners, L.P.

Glenview Capital Master Fund, Ltd.

Glenview Institutional Partners, L.P.

Glenview Offshore Opportunity Master Fund, Ltd.

Glenview Capital Opportunity Fund, L.P.

Glenview Capital Management, LLC

Larry Robbins

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

PRELIMINARY CONSENT STATEMENT—SUBJECT TO COMPLETION DATED JUNE 25, 2013

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSENT STATEMENT

OF

GLENVIEW CAPITAL PARTNERS, L.P.

GLENVIEW CAPITAL MASTER FUND, LTD.

GLENVIEW INSTITUTIONAL PARTNERS, L.P.

GLENVIEW OFFSHORE OPPORTUNITY MASTER

FUND, LTD. AND

GLENVIEW CAPITAL OPPORTUNITY FUND, L.P.

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD CONSENT CARD TODAY

This Consent Statement and the enclosed GOLD consent card are being furnished by Glenview Capital Partners, L.P., a Delaware limited partnership (“Glenview Capital Partners”), Glenview Capital Master Fund, Ltd., a Cayman Islands exempted company (“Glenview Capital Master Fund”), Glenview Institutional Partners, L.P., a Delaware limited partnership (“Glenview Institutional Partners”), Glenview Offshore Opportunity Master Fund, Ltd., a Cayman Islands exempted company (“Glenview Offshore Opportunity Master Fund”) and Glenview Capital Opportunity Fund, L.P., a Delaware limited partnership (“Glenview Capital Opportunity Fund” and collectively, the “Glenview Funds”), Glenview Capital Management, LLC, a Delaware limited liability company and the investment manager to the Glenview Funds (“Glenview Capital Management”), Larry Robbins, a United States citizen and the Chief Executive Officer of Glenview Capital Management (“Mr. Robbins” and together with the Glenview Funds and Glenview Capital Management, “Glenview,” “we” or “us”), in connection with our solicitation of written consents (this “Consent Solicitation”) from you, holders of shares of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of Health Management Associates, Inc., a Delaware corporation (the “Issuer” or the “Company”). The mailing address of the principal executive offices of the Issuer is 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710. This Consent Solicitation is not being made by the Company. This Consent Statement and GOLD consent card are first being sent or given to the stockholders of the Issuer on or about [            ], 2013.

A solicitation of written consents is a process that allows a company’s stockholders to act by submitting written consents to any proposed stockholder actions in lieu of voting in person or by proxy at an annual or special meeting of stockholders. All actions by written consent of stockholders (including the Proposals (as defined below)) require the affirmative consent of the holders of record having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present. Under the governing documents of the Company, each of the Proposals requires the affirmative vote of the holders of more than 50% of the issued and outstanding shares of Common Stock of the Company entitled to vote. As a result, consents representing a majority of the issued and outstanding shares of Common Stock must be received in order to adopt each of the Proposals.

We are soliciting written consents from the holders of shares of Common Stock to take the following actions (each, as more fully described in this Consent Statement, a “Proposal” and collectively, the “Proposals”) in lieu of a special meeting of stockholders, in accordance with Delaware law:

Proposal No. 1 – Repeal any amendment or modification by the Company’s Board of Directors (the “Board”) of the Amended and Restated Bylaws of the Company (the “Bylaws”) filed with the Securities and Exchange Commission dated on December 7, 2010 (such Bylaws, the “Current Bylaws”) made after December 6, 2010 and on or prior to the effectiveness of this Consent Solicitation (“Proposal 1”).

Proposal No. 2 – Amend Section 6 of Article II of the Bylaws as set forth in Annex III hereto to expressly provide that the advance notice and information requirements associated with nominations of directors to the Board only apply to nominations of directors for election at an annual meeting, and, as such, not in connection with the election of directors through action by written consent or at a special meeting (“Proposal 2”).

Proposal No. 3 – Amend Section 2 of Article III of the Bylaws as set forth in Annex II hereto to expressly provide that any vacancies on the Board may be filled by the stockholders and those vacancies resulting from a removal of directors by the stockholders shall be filled only by the stockholders (“Proposal 3”).

Proposal No. 4 – Remove all nine current members of the Board: William J. Schoen, Gary D. Newsome, Kent P. Dauten, Pascal J. Goldschmidt, M.D., Donald E. Kiernan, Robert A. Knox, Vicki A. O’Meara, William C. Steere, Jr. and Randolph W. Westerfield, Ph.D. (and any person or persons, other than those elected by this Consent Solicitation, elected, appointed or designated by the Board (or any committee thereof) to fill any vacancy or newly created directorship since June 24, 2013 and prior to the time that any of the actions proposed to be taken by this Consent Solicitation become effective (“Proposal 4”).

Proposal No. 5 – Elect Mary Taylor Behrens, Steven Epstein, Kirk Gorman, Stephen Guillard, Earl Holland, John McCarty, Steven Shulman and Peter Urbanowicz (the “Nominees”) as directors to fill the resulting vacancies on the Board (or if any Nominee becomes unable or unwilling to serve as a director of the Company or if the size of the Board is increased, in either case prior to the effectiveness of this Proposal, any other person who is not a director, officer, employee or affiliate of Glenview, designated as a Nominee by Glenview) (“Proposal 5”).

Proposal No. 6 – Set the size of the Board to the number of directors sitting on the Board following the action pursuant to this Consent Solicitation on Proposals 4 and 5 in order to eliminate any vacancies on the Board, subject to future change in accordance with the Bylaws (“Proposal 6”).

If we are successful in our Consent Solicitation, then the Board will be composed of the Nominees. However, in the event that not all incumbent directors are removed pursuant to Proposal 4, there is no assurance that any incumbent director not removed will continue to serve as a director of the Company if any of our Nominees are elected to the Board pursuant to Proposal 5. You should refer to the Company’s revocation when distributed by the Company in connection with this Consent Solicitation for the names, background, qualifications and other information concerning the incumbent directors.

The Proposals will be effective without further action when we deliver to the Issuer consents from the holders of a majority of the outstanding shares of the Common Stock in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”). The Proposals will not be effective unless the delivery of written consents complies with Section 228 of the DGCL. In order for the Proposals to be adopted, the Issuer must receive the requisite number of unrevoked written consents signed and dated by the holders of a majority of the outstanding shares of Common Stock as of the close of business on [            ], 2013 (the “Record Date”), within 60 calendar days of the date of the earliest dated written consent.

Each of the Glenview Funds, Glenview Capital Management, Mr. Robbins and the Nominees are deemed to be participants (the “Participants”) in this Consent Solicitation. See the section titled “INFORMATION ON THE PARTICIPANTS” for more information.

WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT. Glenview reserves the right to submit to the Issuer consents at any time following the earliest dated written consent delivered to the Issuer. See the section titled “CONSENT PROCEDURE” for additional information regarding such procedures.

As of the date of this filing, Glenview Capital Management, as the investment manager to the Glenview Funds, and Mr. Robbins, as the Chief Executive Officer of Glenview Capital Management, are beneficial owners of an aggregate of 37,757,583 shares of Common Stock, constituting approximately 14.56% of the currently outstanding shares of Common Stock. The shares of Common Stock are held for the following accounts: (A) 1,410,233 shares held for the account of Glenview Capital Partners; (B) 14,923,990 shares held for the account of Glenview Capital Master Fund; (C) 6,594,173 shares held for the account of Glenview Institutional Partners; (D) 9,344,013 shares held for the account of Glenview Offshore Opportunity Master Fund; and (E) 5,485,174 shares held for the account of Glenview Capital Opportunity Fund. The percentages used herein are calculated based upon the 259,329,571 shares of Common Stock outstanding as of April 26, 2013, as reported in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 3, 2013 (the “Quarterly Report”), each entitled to one vote per share.

We urge you to consent to the Proposals by signing, dating and returning the enclosed GOLD consent card. If you take no action, you will in effect be rejecting the Proposals. The failure to execute and return a consent and “withheld consents” will have the same effect as a “no” vote. Please note that in addition to signing the enclosed GOLD consent card, you must also date it to ensure its validity.

IMPORTANT

PLEASE READ THIS CAREFULLY

If your shares of Common Stock are registered in your own name, please submit your consent today by signing, dating and returning the enclosed GOLD consent card in the postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only that nominee can exercise the right to consent with respect to the shares of Common Stock that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, broker firm, dealer, trust company or other nominee to execute a consent in favor of the Proposals. Please follow the instructions to consent provided on the enclosed GOLD consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD consent card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Glenview, c/o Okapi Partners LLC, 437 Madison Avenue, 28th Floor, New York, NY 10022, telephone: (877) 869-0171, so that we will be aware of all instructions given and can seek to ensure that such instructions are followed.

Execution and delivery of a consent by a record holder of shares of Common Stock will be presumed and treated to be a consent with respect to all shares held by such record holder unless the consent specifies otherwise.

Only holders of record of shares of Common Stock as of the close of business on the Record Date will be entitled to consent to the Proposals. If you are a stockholder of record as of the close of business on the Record Date, you will retain your right to consent even if you sell your shares of Common Stock after the Record Date.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS. WITHHELD CONSENTS AND FAILURES TO CONSENT WILL HAVE THE SAME EFFECT AS REJECTING THE PROPOSALS.

If you have any questions regarding your GOLD consent card or need assistance in executing your consent, please contact Okapi Partners LLC, 437 Madison Avenue, 28th Floor, New York, NY 10022, telephone: (877) 869-0171.

QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION

The following are some of the questions you, as a stockholder, may have and answers to those questions. The following is not meant to be a substitute for the information contained in the remainder of this Consent Statement, and the information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this Consent Statement. We urge you to carefully read this entire Consent Statement prior to making any decision on whether to grant any consent hereunder.

WHO IS MAKING THE SOLICITATION?

The solicitation is being made by Glenview. Glenview Capital Management serves as investment manager to each of the Glenview Funds. Mr. Robbins is the Chief Executive Officer of Glenview Capital Management.

As of the date of this filing, Glenview Capital Management, as the investment manager to the Glenview Funds, and Mr. Robbins, as the Chief Executive Officer of Glenview Capital Management, are beneficial owners of an aggregate of 37,757,583 shares of Common Stock, constituting approximately 14.56% of the currently outstanding shares of Common Stock. The shares of Common Stock are held for the following accounts: (A) 1,410,233 shares held for the account of Glenview Capital Partners; (B) 14,923,990 shares held for the account of Glenview Capital Master Fund; (C) 6,594,173 shares held for the account of Glenview Institutional Partners; (D) 9,344,013 shares held for the account of Glenview Offshore Opportunity Master Fund; and (E) 5,485,174 shares held for the account of Glenview Capital Opportunity Fund.

For additional information on the Participants, please see the section titled “INFORMATION ON THE PARTICIPANTS” starting on page 9 of this Consent Statement.

WHAT ARE WE ASKING THAT THE STOCKHOLDERS CONSENT TO?

We are asking you to consent to six corporate actions. The first Proposal seeks to repeal any amendment or modification by the Board of the Current Bylaws made after December 6, 2010 and on or prior to the effectiveness of this Consent Solicitation.

The second Proposal seeks to amend Section 6 of Article II of the Bylaws as set forth in Annex III hereto to expressly provide that the advance notice and information requirements associated with nominations of directors to the Board only apply to nominations of directors for election at an annual meeting, and, as such, not in connection with the election of directors through action by written consent or at a special meeting.

The third Proposal seeks to amend Section 2 of Article III of the Bylaws as set forth in Annex II hereto to expressly provide that vacancies on the Board may be filled by the stockholders and those vacancies resulting from a removal of directors by the stockholders shall be filled only by the stockholders.

The fourth Proposal seeks to remove all of the current members of the Board and each member of the Board, if any, appointed by the Board (or any committee thereof) to fill any newly-created directorship since June 24, 2013 and immediately prior to the effectiveness of these Proposals.

The fifth Proposal seeks to fill up to eight vacancies on the Board resulting from the fourth Proposal with the Nominees.

The sixth Proposal seeks to set the size of the Board to the number of directors sitting on the Board following the action pursuant to this Consent Solicitation on the fourth and fifth Proposals in order to eliminate any vacancies on the Board, subject to future change in accordance with the Bylaws.

WHO ARE THE NOMINEES THAT WE ARE PROPOSING TO ELECT TO THE BOARD?

We are asking you to elect each of Mary Taylor Behrens, Steven Epstein, Kirk Gorman, Stephen Guillard, Earl Holland, John McCarty, Steven Shulman and Peter Urbanowicz to serve as a director of the Issuer. We believe they are highly qualified, experienced and respected members of the business community who are committed to act in the best interests of the Issuer and its stockholders.

For information regarding the Nominees, including the business experience of these highly qualified individuals, please see the section titled “PROPOSAL 5 – ELECTION OF DIRECTORS” starting on page 17 of this Consent Statement.

DO THE ORGANIZATIONAL DOCUMENTS OF THE COMPANY PERMIT STOCKHOLDERS TO TAKE ACTION BY WRITTEN CONSENT?

Yes. Section 228 of the DGCL expressly provides that a corporation’s stockholders are permitted to take action by written consent “[u]nless otherwise provided in the certificate of incorporation”. The Fifth Restated Certificate of Incorporation of the Company (as amended, the “Charter”) does not contain a provision relating to stockholder action by written consent. Section 11 of Article II of the Bylaws is consistent with Section 228 of the DGCL and provides that, unless otherwise restricted by the Charter, any action required to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

IF THIS CONSENT SOLICITATION IS SUCCESSFUL, WILL IT HAVE ANY EFFECT ON THE MATERIAL AGREEMENTS OF THE COMPANY?

Certain contracts of the Company that may be considered to be material to the Company may be affected if this Consent Solicitation is successful.

Under the Credit Agreement, dated as of November 18, 2011, among the Company, Wells Fargo Bank, National Association and the other parties thereto (the “Credit Agreement”), a “Change of Control” of the Company would constitute an event of default. A “Change of Control” is defined to include an event or series of events by which during any period of 12 consecutive months, a majority of the members of the Board cease to be composed of individuals (i) who were members of the Board on the first day of such period, (ii) whose election or nomination to the Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the Board or (iii) whose election or nomination to the Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the Board (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of the Board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board). Upon an event of default, the requisite lenders under the Credit Agreement would be able to accelerate any unpaid loan amounts requiring the Company to immediately repay all such amounts (plus accrued interest to the date of repayment). Based on the Quarterly Report, as of March 31, 2013, approximately $646,750,000 of the Company’s Term Loan A and $1,350,252,000 of the Company’s Term Loan B (net of discounts) was outstanding under the Credit Agreement. Glenview has requested that the Board confirm, with the requisite lenders under the Credit Agreement, if needed, that a change in the majority of the directors pursuant to this Consent Statement will not constitute an event of default and approve the Nominees for purposes of avoiding a “Change of Control” under the Credit Agreement. If the loans were accelerated, in our view, such indebtedness would be able to be refinanced due to the availability of credit in the marketplace and the Company’s financial position.

The Indenture (the “2020 Senior Note Indenture”) governing the Company’s 7.375% senior notes due 2020 (the “2020 Senior Notes”) requires the Company to make an offer to repurchase the notes upon a “Change of Control.” A “Change of Control” includes the first day on which a majority of the members of the Board are not Continuing Directors. A Continuing Director is defined to be, as of any date of determination, any member of the Board of who: (i) was a member of the Board on the date of issuance of the 2020 Senior Notes or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election. Based on the Quarterly Report, as of March 31, 2013, approximately $875,000,000 of the 2020 Senior Notes was outstanding. Glenview has requested that the Board approve the Nominees in order to avoid a “Change of Control” under the 2020 Senior Note Indenture. The 2020 Senior Notes currently trade at significant premiums to par and have traded above 101% of par since at least December 1, 2011, while the repurchase offer must be made at 101% of par (plus accrued interest to the date of purchase), which is below these trading prices. As a result, we believe that the tender of any significant amount of the 2020 Senior Notes, if a repurchase offer were required, is unlikely. Additionally, an event of default under the Credit Agreement that results in the acceleration of indebtedness thereunder would result in an event of default under the 2020 Senior Note Indenture. Upon an event of default, the requisite noteholders under the 2020 Senior Note Indenture would be able to accelerate any unpaid note amounts and require the Company to immediately repay all such amounts (plus accrued interest to the date of repayment). If some or all of the outstanding 2020 Senior Notes were tendered for repurchase pursuant to any change of control offer requirement or if the 2020 Senior Notes were accelerated, in our view, such indebtedness would be able to be refinanced due to the availability of credit in the marketplace, the Company’s financial position.

The Indenture (the “Convertible Note Indenture”) governing the Company’s 3.75% convertible senior subordinated notes due 2028 (the “Convertible Notes”) requires the Company to make an offer to repurchase the notes upon a “Fundamental Change.” A “Fundamental Change” includes a cessation of the Continuing Directors constituting at least a majority of the Board. A Continuing Director is defined to be a director who either was a member of the Board on the date of the Convertible Note Indenture or who becomes a director of the Company subsequent to such date and whose election, or nomination for election by the Company’s stockholders, is duly approved by a majority of the Continuing Directors on the Board at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board in which such individual is named as nominee for director. Based on the Quarterly Report, as of March 31, 2013, approximately $86,545,000 (net of discounts) of the Convertible Notes was outstanding. Glenview has requested that the Board approve the Nominees in order to avoid a “Fundamental Change” under the Convertible Note Indenture. The Convertible Notes currently trade at significant premiums to par and have traded above par since at least February 1, 2012, while the repurchase offer must be made at par (plus accrued interest to the date of purchase), which is below these trading prices. As a result, we believe that the tender of any significant amount of Convertible Notes, if a fundamental change offer were required, is unlikely. Additionally, an event of default under the Credit Agreement that results in the acceleration of indebtedness thereunder would result in an event of default under the Convertible Note Indenture. Upon an event of default, the requisite noteholders under the Convertible Note Indenture would be able to accelerate any unpaid note amounts requiring the Company to immediately repay all such amounts (plus accrued interest to the date of repayment). If some or all of the outstanding Convertible Notes were tendered for repurchase pursuant to the fundamental change offer requirement or if the Convertible Notes were accelerated, in our view, such indebtedness would be able to be refinanced due to the availability of credit in the marketplace and the Company’s financial position.

Under the Indenture (the “2016 Senior Note Indenture”) governing the Company’s 6.125% senior notes due 2016 (the “2016 Senior Notes”), an event of default under the Credit Agreement that results in the acceleration of indebtedness thereunder would result in an event of default under the 2016 Senior Note Indenture. Upon an event of default, the requisite noteholders under the 2016 Senior Note Indenture would be able to accelerate any unpaid note amounts requiring the Company to immediately repay all such amounts (plus accrued interest to the date of repayment). Based on the Quarterly Report, as of March 31, 2013, approximately $398,877,000 (net of discounts) of the 2016 Senior Notes was outstanding. If the 2016 Senior Notes were accelerated, in our view, such indebtedness would be able to be refinanced due to the availability of credit in the marketplace and the Company’s financial position.

Under the Company’s Amended and Restated 1996 Executive Incentive Compensation Plan, as amended (the “Plan”), a “Change in Control” includes a change in the composition of the Board such that the individuals who, as of December 12, 1995, constitute the Board (such Board, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to December 12, 1995 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act, including any successor to such Rule) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board shall in no event be considered as a member of the Incumbent Board. Upon a “Change in control,” the restrictions and conditions applicable to all restricted stock awards then outstanding shall automatically lapse and be deemed terminated or satisfied, as applicable. Glenview has requested that the members of the Board approve the Nominees in order to avoid a “Change in Control” under the Plan and, to the extent necessary, confirm or take necessary action such that approval will avoid such a “Change in Control.”

Under the Company’s 2006 Outside Director Restricted Stock Award Plan, as amended, a “Change in Control” of the Company shall be deemed to have occurred immediately upon the occurrence of a “Change in Control” pursuant to the Plan. Upon a “Change in Control,” the Company shall make a cash payment to the participants in an amount equal to the highest price per share received by holders of the Common Stock in connection with the Change in Control multiplied by the number of shares of Common Stock subject to an award thereunder.

Glenview is not aware of any other agreements that may be considered material by the Company that would be affected if this Consent Solicitation is successful.

WHO IS ELIGIBLE TO CONSENT TO THE PROPOSALS?

If you were a holder of Common Stock as of the close of business on the Record Date, you have the right to consent to the Proposals. Under Delaware law, the Record Date will be used to determine stockholders entitled to give their written consent to the Proposals pursuant to this Consent Solicitation.

WHEN IS THE DEADLINE FOR SUBMITTING CONSENTS?

We urge you to submit your consent as soon as possible. In order for the Proposals to be adopted, the Issuer must receive unrevoked written consents signed and dated by the holders of a majority of the outstanding shares of Common Stock as of the close of business on the Record Date, within 60 calendar days of the date of the earliest dated written consent. We intend to deliver a consent to the Company on [            ], 2013 and, assuming ours is the first signed and dated consent delivered to the Company and it is delivered on that date, you will have until [            ], 2013 to consent to the Proposals. However, in order to ensure that your consent is delivered to the Company in a timely manner, we are requesting that you submit your consent by [            ], 2013. Glenview has not authorized any person to execute a written consent prior to the filing of the Definitive Consent Solicitation with the SEC or prior to the delivery of a consent by Glenview as described above.

HOW MANY CONSENTS MUST BE RECEIVED IN ORDER TO ADOPT THE PROPOSALS?

The Proposals will be adopted and become effective when properly completed, unrevoked consents are signed by the holders of a majority of the outstanding shares of Common Stock as of the close of business on the Record Date and delivered to the Company in accordance with applicable law. According to the Quarterly Report, as of April 26, 2013, there were 259,329,571 shares of the Company’s Common Stock outstanding, each entitled to one vote per share. Cumulative voting is not permitted. On that basis, the consent of the holders of at least 129,664,786 shares of Common Stock would be necessary to effect the Proposals.

WHAT SHOULD YOU DO TO CONSENT TO OUR PROPOSALS?

If your shares of Common Stock are registered in your own name, please submit your consent to us by signing, dating and returning the enclosed GOLD consent card in the postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only that nominee can exercise the right to provide consent with respect to the shares of Common Stock you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, broker firm, dealer, trust company or other nominee to execute a consent in favor of the Proposals. Please follow the instructions to consent provided on the enclosed GOLD consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD consent card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Glenview, c/o Okapi Partners LLC, 437 Madison Avenue, 28th Floor, New York, NY 10022, telephone: (877) 869-0171, so that we will be aware of all instructions given and can seek to ensure that such instructions are followed.

WHOM SHOULD YOU CALL IF YOU HAVE QUESTIONS ABOUT THE SOLICITATION?

Please call Okapi Partners LLC toll-free at: (877) 869-0171 (Stockholders). Banks and Brokers call collect at: (212) 297-0720.

INFORMATION ON THE PARTICIPANTS

This Consent Solicitation is being made by Glenview Capital Partners, a Delaware limited partnership, Glenview Capital Master Fund, a Cayman Islands exempted company, Glenview Institutional Partners, a Delaware limited partnership, Glenview Offshore Opportunity Master Fund, a Cayman Islands exempted company, Glenview Capital Opportunity Fund, a Delaware limited partnership, Glenview Capital Management, a Delaware limited liability company and the investment manager to the Glenview Funds, and Mr. Robbins, a United States citizen and the Chief Executive Officer of Glenview Capital Management.

The principal business of Glenview Capital Management is to serve as investment manager to each of the Glenview Funds, the principal business of each of which is to invest in securities and other financial instruments. The primary business of Mr. Robbins is investment management.

The principal business address of Glenview Capital Partners, Glenview Institutional Partners, Glenview Capital Opportunity Fund, Glenview Capital Management and Mr. Robbins is 767 Fifth Avenue, 44th Floor, New York, New York 10153. The principal business address of Glenview Capital Master Fund and Glenview Offshore Opportunity Master Fund is c/o State Street (Cayman) Trust, Limited, P.O. Box 896GT, Gardenia Court, Suite 3307, 45 Market Street, Camana Bay, Grand Cayman KY1-1103, Cayman Islands. The principal business address of each Nominee is disclosed in the section titled “PROPOSAL 5 – ELECTION OF DIRECTORS” on starting on page 17.

As of the date of this filing, (i) Glenview Capital Partners holds 1,410,233 shares of Common Stock, or approximately 0.5% of the outstanding shares of Common Stock; (ii) Glenview Capital Master Fund holds 14,923,990 shares of Common Stock, or approximately 5.8% of the outstanding shares of Common Stock; (iii) Glenview Institutional Partners holds 6,594,173 shares of Common Stock, or approximately 2.5% of the outstanding shares of Common Stock; (iv) Glenview Offshore Opportunity Master Fund holds 9,344,013 shares of Common Stock, or approximately 3.6% of the outstanding shares of Common Stock; (v) Glenview Capital Opportunity Fund holds 5,485,174 shares of Common, or approximately 2.1% of the outstanding shares of Common Stock; (vi) Glenview Capital Management, as the investment manager to the Glenview Funds, may be deemed the beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)) of the 37,757,583 shares of Common Stock owned by the Glenview Funds or approximately 14.56% of the outstanding shares of Common Stock; and (vii) Mr. Robbins, as the Chief Executive Officer of Glenview Capital Management, may be deemed the beneficial owner of the 37,757,583 shares of Common Stock owned by the Glenview Funds or approximately 14.56% of the outstanding shares of Common Stock. Please see Annex I for all transactions in the Common Stock effectuated by the Participants during the past two years. A managing director of Glenview Capital Management personally holds 30,000 shares of Common Stock over which Glenview has no beneficial ownership.

The Common Stock beneficially held by Glenview may be held in margin accounts (the “Margin Accounts”), which may extend margin credit to Glenview from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the Margin Accounts are pledged as collateral security for the repayment of debit balances in the Margin Accounts. Because other securities are held in the Margin Accounts, it is not possible to determine the amounts, if any, of margin used to purchase the Common Stock owned by Glenview. As of the date of this Consent Statement, Glenview has not pledged any Common Stock as collateral security for the repayment of debit balances in the Margin Accounts.

Information on each Nominee is disclosed in the section titled “PROPOSAL 5 – ELECTION OF DIRECTORS” starting on page 17 of this Consent Statement.

Except as set forth in this Consent Statement (including the Annexes hereto), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this Consent Solicitation directly or indirectly beneficially owns any securities of the Issuer; (iii) no Participant owns any securities of the Issuer which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Issuer during the past two years; (v) no part of the purchase price or market value of the securities of the Issuer owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Issuer, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate (as that term is defined in Rule 14a-1 of the Exchange Act) of any Participant owns beneficially, directly or indirectly, any securities of the Issuer; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Issuer; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Issuer’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Issuer or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Issuer or its affiliates, or with respect to any future transactions to which the Issuer or any of its affiliates will or may be a party; and (xi) no person, including any of the Participants, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Consent Statement. There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Issuer or any of its subsidiaries or has a material interest adverse to the Issuer or any of its subsidiaries. With respect to each of the Participants, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

BACKGROUND OF THE CONSENT SOLICITATION

Glenview started accumulating its current position in the Company in March 2011. Glenview believed then, as it believes now, that investments in the hospital industry are highly attractive based on the stability of the industry, recognition of growth opportunities available as the result of expanded insurance coverage and opportunities for reinvestment of the industry’s strong cash flows and growing debt capacity. Glenview chose to invest in the Company specifically due to its asset quality, earnings growth opportunity, financial flexibility and valuation at the time of investment.

On April 23, 2012, Glenview filed a Schedule 13G with the SEC to report ownership of 12,824,276 shares of Common Stock, which at the time was approximately 5% of the shares of Common Stock outstanding.

On December 21, 2012, Glenview filed an amendment to its Schedule 13G to report ownership of 33,609,503 shares of Common Stock, which at the time was approximately 13.11% of the shares of Common Stock outstanding.

On February 14, 2013, Glenview filed a further amendment to its Schedule 13G to report, as of December 31, 2012, ownership of 35,059,503 shares of Common Stock, which at the time was approximately 13.68% of the shares of Common Stock outstanding.

Glenview’s most recent purchase of shares of Common Stock was on January 10, 2013 and it subsequently reported on a Form 4 that it owned 37,757,583 shares of Common Stock, which at the time was approximately 14.56% of the shares of Common Stock outstanding.

During the course of its investment in the Company, and consistent with its general approach to establish constructive, two-way, objective dialogue, Glenview routinely tried to engage the Company’s senior management in conversations regarding key strategic, operating and capital allocation initiatives. Over time, it became increasingly clear to Glenview that the Company’s senior management was not receptive to considering such suggestions from one of its largest stockholders.

The Company scheduled its 2013 annual meeting for May 21, 2013. As Glenview and other Company stockholders were being asked to vote for the incumbent directors and to approve, on an advisory basis, the compensation of certain executive officers, among other proposals, Glenview sought to have a direct dialogue with the Company’s Chairman, William J. Schoen (“Mr. Schoen”), and Lead Director, Robert A. Knox (“Mr. Knox”), to better understand their views on some of the critical strategic and operational issues facing the Company.

In anticipation of a discussion with the Chairman and Lead Director that would touch on important issues facing the Company, Glenview filed a Schedule 13D on May 6, 2013, and consistent with its intentions, indicated in such filing that it may engage in communications with relevant parties, including the Board and management, regarding ways to enhance stockholder value at the Company.

On May 10, 2013, Glenview sent a memorandum to Mr. Schoen and Mr. Knox. The cover email indicated that it was only sending the memorandum to Mr. Schoen and Mr. Knox, and not the entire Board, and requested a meeting in order to get the input of the Chairman and Lead Director on the issues raised in the memorandum. The memorandum expressed Glenview’s views and concerns on a range of issues facing the Company, namely the targets used for awarding management performance bonuses, weaknesses in the financial reporting function, capital allocation decisions (particularly as they relate to share repurchases) and potential evaluation of strategic alternatives. Glenview indicated that it was raising these issues in order to learn the views of Mr. Schoen and Mr. Knox, and requested their input, clarification and feedback, so that Glenview could properly make voting decisions on the proposals that were being put forth at the annual meeting and so that Glenview could weigh any valid arguments or new facts in its analysis before sharing its specific suggestions with the full Board.

On May 13, 2013, Glenview received a call from Company counsel. On that call, Company counsel indicated that the Company was in receipt of the memorandum, that it was shared with the entire Board and that Mr. Schoen was traveling and intended to meet with Glenview, but that it was unlikely to happen before the annual meeting. Glenview expressed its desire to have a phone call with Mr. Schoen, even to address only those issues, such as incentive compensation, relevant to proposals that were on the agenda of the annual meeting. Company counsel indicated that he would check with Mr. Schoen if that requested discussion was possible and would call back the next day.

As Glenview did not hear from the Company or its Company counsel on Tuesday, May 14, Glenview called the Company counsel on May 15. In response, a call was arranged between Mr. Knox, Mr. Schoen, certain other Company representatives and Glenview. The primary topic of the call was the calculation of incentive compensation for management. The Company confirmed what Glenview indicated in its memorandum, namely that management incentive compensation was paid on the basis of internal targets that were lower than the earnings guidance the Company publicly provided to investors. The Company confirmed that it would not be able to have an in-person meeting with Glenview prior to the annual meeting.

On May 17, 2013, having failed to receive answers satisfactory to Glenview as to the detailed list of issues expressed in its memorandum, Glenview submitted its proxy votes for the annual meeting, withholding votes for all directors and voting against the compensation proposals.

On May 17, 2013, a number of the Glenview Funds submitted a filing under the Hart-Scott-Rodino Antitrust Improvements Act for clearance to purchase additional shares of the Company.

On May 21, 2013, after having confirmed, on May 17th, a meeting between the Company’s Chief Financial Officer and Glenview at an industry conference organized by a major investment bank, the Company canceled the meeting to be held on May 22nd.

On May 24, 2013, the Company adopted a poison pill that effectively prohibits any stockholder from becoming the beneficial owner of 15% or more of the outstanding stock of the Company.

In response to certain statements made by the Company in connection with its announcement of the poison pill, including a suggestion that Glenview would be able to acquire 75% of the Company’s stock as a result of the filings, Glenview publicly released a Statement of Clarification on May 28, 2013, regarding its holdings in the Company, which specifically noted, among other things, that Glenview had no present intention or future plan to buy 75% of the Company.

On May 29, 2013, the Company announced the resignation as of July 31 of its Chief Executive Officer, Gary Newsome.

On June 11, 2013, Glenview amended its Schedule 13D to request that the Company redeem the poison pill or increase the ownership limit to a 25% threshold and indicated it was evaluating the formulation of plans and proposals, including changes to all or a portion of the Board. Glenview further indicated that it intended to or may engage in communications with, among others, potential board nominees, shareholders, potential strategic partners and industry participants regarding such matters.

On June 25, 2013, Glenview filed the preliminary consent statement with the SEC.

PROPOSAL 1 – BYLAW RESTORATION

Article IX of the Bylaws provides that the Bylaws may be altered, amended or repealed by the stockholders or by the Board, when such power is conferred on the Board by the Charter; provided, however that when such power is conferred on the Board, it shall not divest or limit the power of the stockholders to adopt, amend or repeal the Bylaws. Article 6 of the Charter provides that the Board is expressly authorized to make, alter or repeal the Bylaws. In order to ensure that the incumbent Board does not limit the effect of stockholder consent to the Proposals in this Consent Solicitation, stockholders are being asked to approve Proposal 1 to repeal any amendment or modification by the Board of the Current Bylaws made after December 6, 2010 and on or prior to the effectiveness of this Consent Solicitation.

If the Board has not made and does not make any changes to the Current Bylaws after December 6, 2010 and on or prior to the effectiveness of this Consent Solicitation, Proposal 1 will have no effect. However, if the incumbent Board has made or makes changes after that time, Proposal 1, if adopted, will restore the Bylaws to the Current Bylaws, without giving effect to any changes the incumbent Board may have adopted. As a result, Proposal 1 could have the effect of repealing Bylaw amendments which one or more stockholders of the Company may consider to be beneficial to them or to the Company. However, Proposal 1 will not preclude the Board from reconsidering any repealed Bylaw changes following this Consent Solicitation.

WE URGE YOU TO CONSENT TO PROPOSAL 1.

PROPOSAL 2 – NOMINATION OF DIRECTORS BYLAW AMENDMENT

Section 6 of Article II of the Bylaws contains a number of provisions that require certain advance notice and information to be provided to the Company in connection with the nomination of directors to the Board at an annual meeting. We do not believe these provisions apply to an election of directors pursuant to a consent solicitation but, in order to ensure that there is no ambiguity and that the stockholders have the ability to elect the Nominees in accordance with Proposal 5 without complying with the provisions of Section 6 of Article II, stockholders are being asked to approve Proposal 2 to amend the Bylaws to expressly provide that the advance notice and information requirements associated with nominations of directors to the Board do not apply to the election of directors through action by written consent or at a special meeting.

The text of the proposed Bylaw amendment and adopting resolution is set forth in Annex III to this Consent Statement.

WE URGE YOU TO CONSENT TO PROPOSAL 2.

PROPOSAL 3 – VACANCY BYLAW AMENDMENT

Section 2 of Article III of the Bylaws provides that vacancies on the Board may be filled by a majority of the directors then in office. While Section 2 of Article III of the Bylaws does not in itself restrict the stockholders from filling vacancies and although Glenview believes stockholders would also be permitted to fill vacancies pursuant to Delaware law, in order to ensure that the stockholders have the ability to elect the Nominees in accordance with Proposal 5, stockholders are being asked to approve Proposal 3 to amend the Bylaws to expressly provide that any vacancies on the Board may be filled by the stockholders and those vacancies resulting from a removal of directors by the stockholders shall be filled only by the stockholders.

The text of the proposed Bylaw amendment and adopting resolution is set forth in Annex II to this Consent Statement.

WE URGE YOU TO CONSENT TO PROPOSAL 3.

PROPOSAL 4 – REMOVAL OF DIRECTORS

Stockholders are being asked to approve Proposal 4 to remove all of the members of the current Board: William J. Schoen, Gary D. Newsome, Kent P. Dauten, Pascal J. Goldschmidt, M.D., Donald E. Kiernan, Robert A. Knox, Vicki A. O’Meara, William C. Steere, Jr. and Randolph W. Westerfield, Ph.D. (and any person or persons, other than those elected by this Consent Solicitation, elected or appointed to the Board since June 24, 2013 and immediately prior to the effectiveness of Proposal 4). Proposal 4 is intended to remove all incumbent directors and address the possibility that the current directors might attempt to add directors to the Board after the filing of this Consent Statement and prior to the effectiveness of the Proposals.

Section 141(k) of the DGCL provides that any director or the entire board of directors of a corporation may be removed, with or without cause, by holders of a majority of the outstanding shares entitled to vote at an election of directors (the same voting requirement as is necessary for stockholders to effect action by written consent), except in certain cases involving corporations with classified boards or cumulative voting for directors. Because the Board is not classified and the Company does not have cumulative voting for directors, stockholders have the ability to remove members of the Board, without cause, pursuant to this Consent Solicitation in accordance with Section 14 of Article III of the Bylaws. A stockholder may consent to the removal of only certain existing directors by designating the names of one or more directors who the stockholder does not wish to be removed in the indicated space on the consent card.

WE URGE YOU TO CONSENT TO PROPOSAL 4.

PROPOSAL 5 – ELECTION OF DIRECTORS

According to the Company’s filings with the SEC, the Board is currently composed of nine directors. Assuming the adoption of Proposal 4, all current members of the Board, along with any directors appointed to the Board after June 24, 2013 and immediately prior to the effectiveness of Proposal 4, will be removed. We are seeking your consent to elect the eight Nominees, Mary Taylor Behrens, Steven Epstein, Kirk Gorman, Stephen Guillard, Earl Holland, John McCarty, Steven Shulman and Peter Urbanowicz , to fill the vacancies on the Board resulting from the removal of directors pursuant to Proposal 4.

Name and Business Address	Age	Principal Occupation For Past Five Years and Directorships
Mary Taylor Behrens 303 Pondfield Road Bronxville, NY 10708	52

Since November 2004, Ms. Behrens has served as the President of Newfane Advisors, Inc., a private consulting firm she founded. From February 2001 to January 2003, Ms. Behrens served as Head or Co-Head of Merrill Lynch Investment Managers, Americas Region. From February 1998 to January 2001, Ms. Behrens served as Senior Vice President of Merrill Lynch & Co., where she served as Head of Human Resources and a member of its executive committee. Previously, Ms. Behrens served as a Managing Director in healthcare investment banking of Merrill Lynch & Co. She has served as Chair of the compensation committee and a member of the corporate governance and nominating committee since November 2010 and a member of the audit committee since 2012 of the board of directors of Sagent Pharmaceuticals, Inc., an injectable pharmaceutical company. From November 2004 to December 2007, Ms. Behrens served as a member of the compensation and quality committees of the board of directors of Manor Care, Inc., a provider of short-term and post-acute services and long-term care.

Ms. Behrens’ qualifications as a director include her extensive knowledge and experience in executive compensation, human resources, succession planning, strategic planning and financial transactions in the healthcare industry and her service on public company boards.

Steven Epstein 1227 25th St NW Suite 700 Washington, DC 20037	69

Since 1973, Mr. Epstein has served as the founder and current member of Epstein Becker & Green, P.C., a leading law firm specializing in healthcare law that he founded in 1973. Mr. Epstein currently serves on the board of directors of Team Health Holdings, Inc., a provider of hospital-based clinical outsourcing, where he has served since August 2011 and Catamaran Corporation, a pharmacy benefit management company. Mr. Epstein previously served on the board of directors of Emergency Medical Services Corporation, a provider of medical transportation and facility-based services, and Catalyst Health Solutions Inc., a pharmacy benefit management company. He also currently serves as the Chairman of the Columbia Law School board of visitors.

Mr. Epstein’s qualifications as a director include his extensive experience in healthcare law and his service on public and private company and educational institution boards.

Name and Business Address	Age	Principal Occupation For Past Five Years and Directorships
Kirk Gorman Jefferson Health System, Inc. 259 North Radnor-Chester Road Suite 290 Radnor, PA 19087	62

Mr. Gorman has served as the Executive Vice President, Chief Financial Officer of Jefferson Health System, a hospital system in Philadelphia, Pennsylvania since September 2003. From April 1987 to March 2003, Mr. Gorman served as the Senior Vice President, Chief Financial Officer of Universal Health Services, Inc., a hospital management company and President, Chief Financial Officer and a member of the Board of Trustees of Universal Health Realty Income Trust, a real estate investment trust specializing in healthcare and human service related facilities. Mr. Gorman has served as a member of the audit committee of the board of directors of IASIS Healthcare LLC, a privately held operator of acute care hospitals, since February 2004 and chairman of the board of directors of CardioNet, Inc., a supplier of integrated mobile cardiac technology since 2011, where he has served as director since August 2008. From June 2007 to October 2009, he also served on the board of Care Investment Trust, a real estate investment trust. From November 2001 to December 2003, and from February 2005 until its acquisition by Cardinal Health, Inc. in July 2007, Mr. Gorman served as a member of the board of directors of VIASYS Healthcare, Inc. a healthcare technology company.

Mr. Gorman’s qualifications as a director include his mergers and acquisitions, corporate finance, and corporate governance expertise, extensive experience as an executive in the acute care industry and his service on several public and private company boards and audit committees.

Stephen Guillard 78 Tilipi Run Chatham, MA 02633	63

From January 2007 to his retirement in December 2011, Mr. Guillard has served as the Chief Operating Officer of Manor Care, Inc., a provider of short-term and post-acute services and long-term care, where he previously served as Executive Vice President from June 2005 to January 2007. From March 1988 to June 2005, Mr. Guillard served as the Chairman, President and Chief Executive Officer of Harborside Healthcare Corporation, a nursing facility operator. Previously, he served as the Co-Founder, President and Chief Executive Officer of Diversified Health Services, Inc., a skilled nursing owner and operator. He currently serves as Chairman of the board of directors of the Alliance for Quality Nursing Home Care and as director of naviHealth, Inc., a provider of post-acute care support solutions. He formerly served as Chairman of the board of directors of Harborside Healthcare Corporation, Diversified Health Services, Inc., and as a member of the quality committee of the board of directors of Manor Care, Inc. from 2006 to 2011.

Mr. Guillard’s qualifications as a director include his extensive executive leadership in post-acute care facilities and his service on public and private company boards.

Name and Business Address	Age	Principal Occupation For Past Five Years and Directorships
Earl Holland 15270 Kilbirnie Drive Fort Myers, FL 33912	68

From 1981 until his retirement in 2001, Mr. Holland served as the Chief Operating Officer and Vice Chairman of the Company. From 1973 to 1981, he served as a Regional Financial Coordinator for twelve hospitals and the Chief Executive Officer of a two hundred and fifty bed hospital in Virginia Beach, VA and a four hundred bed hospital in Overland Park, KS for Humana, Inc, a hospital operator in Louisville, KY. From 1971 to 1973, Mr. Holland served as the Controller and Assistant Administrator for Pemiscot County Memorial Hospital and Nursing Home. He previously served as the Chairman of the compensation committee and a member of the governance committee of the board of directors of Rural/Metro Corporation, a provider of ambulance services, Chairman of the governance and nominating committees and a member of the compensation committee of the board of directors of Team Health Holdings, Inc., a provider of hospital-based clinical outsourcing and a contractual provider of emergency doctors to the Company, Chairman of the board of directors and a member of the compensation committee of the board of directors of Cornerstone National Insurance Company, a provider of automobile insurance, a member of the audit and compensation committees of the board of directors of Medical Diagnostics, a developer of cancer screening technology and a member of the board of directors of the Southeast Missouri University Foundation. Mr. Holland previously served as the Chairman of the audit committee and a member of the compensation committee of the board of directors of Mariner Health Care, a provider of nursing care, and a member of the compensation committee of the board of directors of Essent Healthcare, Inc., an operator and owner of hospitals. Mr. Holland’s sister in law is currently an employee at Twin Rivers Regional Medical Center, a hospital in Kennett, Missouri operated by the Company.

Mr. Holland’s qualifications as a director include his extensive executive leadership in hospital company operators and his service on public and private company boards.

John McCarty 37 Arrowhead Road Louisville, KY 40207	58

From February 2006 until his retirement in December 2009, Mr. McCarty served as the Executive Vice President and Chief Financial Officer of SHPS, Inc., a provider of health improvement programs. From October 2011 to May 2012, he also served as a consultant of Metalmark Capital Holdings, LLC, a private equity firm. From April 2000 to March 2005, Mr. McCarty served as Chief Financial Officer of LabOne, Inc., a provider of health screening and risk assessment services to life insurance providers acquired by Quest Diagnostics Incorporated in October 2005. From January 1999 to December 1999, he served as Senior Vice President and Chief Financial Officer of eai Healthcare Staffing Solutions, Inc., a provider of temporary staffing and allied health personnel acquired by RehabCare Group, Inc. From November 1997 to November 1998, Mr. McCarty served as Chief Financial Officer of United Dental Care, a dental insurance provider acquired by Protective Life Corporation, an insurance provider. From May 1996 to October 1997, he served as Chief Financial Officer of NovaMed Eyecare Services, LLC., a surgery center. Prior to 1996, he served as Assistant Vice President of Corporate Finance and Vice President of Columbia Capital Corporation for Columbia/HCA, a private operator of healthcare facilities, where he was responsible for securing over $7 billion in financing.

Mr. McCarty’s qualifications as a director include his strong business and financial knowledge, experience in turnaround situations and diverse financial leadership in the healthcare industry.

Name and Business Address	Age	Principal Occupation For Past Five Years and Directorships
Steven Shulman 2108 Canna Way Naples, FL 34105	62

Since 2008, Mr. Shulman has served as a senior advisor of Water Street Healthcare Partners, LLC, a private equity firm. From 2002 to 2008, Mr. Shulman served as Chairman, Chief Executive Officer of Magellan Health Services, Inc., a diversified specialty healthcare management organization, where he spearheaded its turnaround and restructuring following bankruptcy. From 1997 to 1999, he served as Chairman, President and Chief Executive Officer of Prudential Healthcare Inc., a health insurance provider, where he spearheaded its turnaround and successful sale to Aetna Inc. Mr. Shulman has also served in leadership positions of Value Health, Inc., a managed care company he co-founded, from 1987 to 1997, Cigna, a global health insurance and service company, from 1983 to 1987 and Kaiser Permanente, an integrated managed care consortium, from 1973 to 1983. Mr. Shulman also served as a Managing General Partner of Internet Healthcare Group, LLC, a health care and technology venture capital fund that he founded. Mr. Shulman currently serves on the board of directors of Accretive Health, Inc., a provider of services to healthcare providers, as well as several privately-held companies.

Mr. Shulman’s qualifications as a director include his extensive turnaround experience in the healthcare industry and his service on public and private company boards.

Peter Urbanowicz Alvarez & Marsal Healthcare Industry Group LLC 555 13th St NW 5th Floor West Washington, DC 20004	49	Since May 2008, Mr. Urbanowicz has served as a Managing Director of Alvarez & Marsal Healthcare Industry Group LLC, a leading independent global professional services firm, where he leads the healthcare compliance practice. From January 2004 to March 2008, Mr. Urbanowicz served as the Executive Vice President, General Counsel and Secretary of Tenet Healthcare Corporation, a manager of acute care hospital companies, where he was successful in resolving major federal criminal investigations and civil lawsuits facing the company. From October 2001 to December 2003, he served as Deputy General Counsel of the U.S. Department of Health and Human Services (HSS), where he was a member of the team that drafted the Medicare Prescription Drug Act of 2003. Mr. Urbanowicz currently serves as Chairman of the compliance committee of the board of directors of Maxim Healthcare Services, Inc., a provider of home health, medical staffing and wellness services.

		Mr. Urbanowicz’s qualifications as a director include his expertise in regulatory, compliance, financial and operating issues facing the healthcare industry, his regular advisory position to boards of directors, senior management, investors and lenders and his service on a private company board.

Except as set forth above, none of the organizations or corporations referenced in this section, “PROPOSAL 5 – ELECTION OF DIRECTORS,” is a parent, subsidiary or other affiliate of the Issuer. If elected, we believe that each of the Nominees will be considered an independent director of the Issuer under the Company’s Corporate Governance Guidelines, under applicable NYSE rules and under Item 407(a) of Regulation S-K.

Each Nominee has entered into an engagement, expense reimbursement and indemnification agreement pursuant to which Glenview has agreed to reimburse each Nominee for the costs and expenses incurred in the performance of his or her responsibilities as a Nominee, and to generally defend and indemnify each such Nominee against, and with respect to, any losses that may be incurred by any of them in connection with being made a party or witness (or in any other capacity) to any proceeding based on his or her respective nomination as a candidate for election to the Board. Pursuant to the engagement, expense reimbursement and indemnification agreements, each Nominee will receive $100,000 for agreeing to serve as a Nominee and a director if so elected or appointed. If elected, the Nominees will be entitled to such compensation from the Company as is consistent with the Company’s then-established practices for services of non-employee directors.

As of the date of this Consent Statement, none of the Nominees beneficially own any securities of the Issuer. However in the event any Nominee were to acquire shares of Common Stock, such Nominee may be deemed to be a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Exchange Act, with respect to shares of Common Stock owned by the members of the “group”, including the 37,757,583 shares of Common Stock beneficially owned by Glenview Capital Management and Mr. Robbins. For information regarding transactions during the past two years by the Participants in the Issuer securities, see Annex I.

Each of the Nominees has consented to being named as a nominee in this Consent Statement and has confirmed his willingness to serve on the Board if elected. Glenview does not expect that any of the Nominees will be unable to stand for election, but in the event that a vacancy in the slate of Nominees should occur unexpectedly, the shares of Common Stock represented by the GOLD consent card will be voted for a substitute candidate selected by Glenview. If Glenview determines to add nominees, whether because the Company expands the size of the Board subsequent to the date of this Consent Statement or for any other reason, Glenview will file an amended or supplemented Consent Statement identifying such nominees, disclosing whether such nominees have consented to being named in the amended or supplemented Consent Statement and providing the same disclosures with respect to such nominees as provided in this Consent Statement for the Nominees.

A stockholder may consent to the election of less than all of the Nominees by designating the names of one or more Nominees who are not to be elected.

Proposal 5 is subject to the adoption of Proposal 4, in whole or in part, and the removal or resignation of one or more incumbent directors pursuant to Proposal 4. If none of the existing members of the Board are removed pursuant to Proposal 4 or otherwise resign, there will, assuming there are not other vacancies on the Board, be no vacancies to fill. If fewer than eight existing directors are removed, then it is our intention that the Nominees who are proposed to fill the vacancies resulting from the removal of such existing directors be appointed in order of the number of consents received by the Nominees, with the Nominee receiving the highest number of consents filling the first available vacancy. Vacancies will be considered “available” within the meaning of the preceding sentence in descending order corresponding to the number of consents for a particular incumbent director’s removal. In the event that two or more Nominees, each of whom receives the same number of consents, are to be considered for filling a particular vacancy, such vacancy shall be filled with the first such Nominee in alphabetical order.

WE URGE YOU TO CONSENT TO PROPOSAL 5.

PROPOSAL 6 – SETTING THE SIZE OF THE BOARD

According to the Company’s filings with the SEC, the Board is currently composed of nine directors. Because we seek to elect only eight directors, there may be vacancies on the Board immediately prior to the effectiveness of Proposal 6. Section 1 of Article III of the Bylaws provides that the number of directors shall be determined from time to time by the Board or the stockholders at an annual meeting. Section 11 of Article II of the Bylaws provides that, unless otherwise restricted by the Charter, any action required to be taken at any annual meeting of stockholders of the Company, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Charter does not contain a provision relating to stockholder action by written consent. Stockholders are being asked to approve Proposal 6 to set the size of the Board to the number of directors sitting on the Board following the action pursuant to this Consent Solicitation on Proposals 4 and 5 in order to eliminate any vacancies on the Board, subject to future change in accordance with the Bylaws.

Assuming the adoption of Proposal 4 in whole, all current members of the Board, along with any directors appointed to the Board after June 24, 2013 and immediately prior to the effectiveness of Proposal 4, will be removed. Assuming the adoption of Proposals 4 and 5 in whole, the Board will be composed of eight directors with one vacancy immediately prior to the effectiveness of Proposal 6 and adoption of Proposal 6 will set the size of the Board at eight directors.

WE URGE YOU TO CONSENT TO PROPOSAL 6.

CONSENT PROCEDURES

Section 228 of the DGCL states that, unless the certificate of incorporation of a Delaware corporation otherwise provides, any action required to be taken at any annual or special meeting of stockholders of that corporation, or any action that may be taken at any annual or special meeting of those stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Consents must also bear the date of the signature of the stockholder who signs the written consent.

Section 11 of Article II of the Bylaws is consistent with Section 228 of the DGCL and provides that, unless otherwise restricted by the Charter, any action required to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Charter is silent as to whether stockholders of the Company may take any action by written consent. Therefore, pursuant to Section 228 of the DGCL, stockholders of the Company are permitted to take any action by written consent that is required or permitted to be taken at any annual or special meeting if written consents signed by the holders of Common Stock representing at least a majority of the votes entitled to be cast on the matter are delivered in accordance with Section 228 of the DGCL. The Proposals will become effective only if properly executed and dated consents to the Proposals are returned by holders of at least a majority of the outstanding shares of Common Stock as of the Record Date in accordance with Section 228 of the DGCL. The failure to properly execute and return a consent will have the same effect as voting against the Proposals. According to the Quarterly Report, as of April 26, 2013, there were 259,329,571 shares of the Company’s Common Stock outstanding, each entitled to one vote per share. As a result, the Proposals will become effective upon properly completed and duly delivered unrevoked written consents representing at least 129,664,786 shares of Common Stock.

A stockholder may consent to the removal of less than all of the incumbent directors by designating the names of one or more directors who are not to be removed. Similarly, a stockholder may consent to the election of less than all of the Nominees by designating the names of one or more Nominees who are not to be elected.

If your shares of Common Stock are registered in your own name, please submit your consent to us today by signing, dating and returning the enclosed GOLD consent card in the postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only that nominee can exercise the right to provide consent with respect to the shares of Common Stock you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed GOLD consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD consent card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Glenview, c/o Okapi Partners LLC, 437 Madison Avenue, 28th Floor, New York, NY 10022, telephone: (877) 869-0171, so that we will be aware of all instructions given and can seek to ensure that such instructions are followed.

Execution and delivery of a consent by a record holder of shares of Common Stock will be presumed and treated to be a consent with respect to all shares held by such record holder unless the consent specifies otherwise. Only holders of record of shares of Common Stock as of the close of business on the Record Date will be entitled to consent to the Proposals. If you are a stockholder of record as of the close of business on the Record Date, you will retain your right to consent even if you sell your shares of Common Stock after the Record Date.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS. WITHHELD CONSENTS AND FAILURES TO CONSENT WILL HAVE THE SAME EFFECT AS REJECTING THE PROPOSALS.

If you have any questions regarding your GOLD consent card or need assistance in executing your consent, please contact Okapi Partners LLC, 437 Madison Avenue, 28th Floor, New York, NY 10022, telephone: (877) 869-0171.

If the Proposals become effective as a result of this Consent Solicitation, prompt notice of the action taken will be given under Section 228(e) of the DGCL to stockholders who have not consented in writing to the Proposals and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Company in accordance with Section 228 of the DGCL.

The consents are being solicited in accordance with the applicable provisions of the DGCL. Holders of record of the shares of Common Stock as of the close of business on the Record Date are entitled to consent to our Proposals. To be effective, the requisite consents must be delivered to the Company within 60 days of the earliest dated consent delivered to the Company. An executed consent card may be revoked by marking, dating, signing and delivering a written revocation before the time that the action authorized by the executed consent becomes effective. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated consent card that is properly completed will constitute a revocation of any earlier consent. The revocation may be delivered either to the Company or to Glenview, c/o Okapi Partners LLC, 437 Madison Avenue, 28th Floor, New York, NY 10022, telephone: (877) 869-0171. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations of consents be mailed or delivered to Glenview, at the address set forth above, so that we will be aware of all revocations and can more accurately determine if and when consents to the Proposals have been received from the holders of record of a majority of the shares of Common Stock outstanding on the Record Date.

APPRAISAL RIGHTS

Stockholders are not entitled to appraisal rights under Delaware law in connection with the Proposals or this Consent Statement.

PROCEDURAL INSTRUCTIONS

You may consent to any of the Proposals on the enclosed GOLD consent card by marking the “CONSENT” box and signing, dating and returning the GOLD consent card in the envelope provided. You may also withhold your consent with respect to any of the Proposals on the enclosed GOLD consent card by marking the “WITHHOLD CONSENT” box, and signing, dating and returning the GOLD consent card in the envelope provided. You may abstain from consenting to Proposals 1, 2, 3, 4 and 6 on the enclosed GOLD consent card by marking the “ABSTAIN” box and signing, dating and returning the GOLD consent card in the envelope provided.

If you sign, date and return the GOLD consent card, but give no direction with respect to one or more of the Proposals, you will be deemed to have consented to such Proposal or Proposals.

Please note that in addition to signing the enclosed GOLD consent card, you must also date it to ensure its validity.

SOLICITATION OF CONSENTS

The solicitation of consents pursuant to this Consent Solicitation is being made by Glenview. Consents may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements.

Glenview will solicit consents from individuals, brokers, banks, bank nominees and other institutional holders. Glenview has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. Glenview will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.

Glenview has retained Okapi Partners LLC (“Okapi”) to provide solicitation and advisory services in connection with this solicitation. Okapi will receive a fee not to exceed $[            ], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified by Glenview against certain liabilities and expenses, including certain liabilities under the federal securities laws. Okapi will solicit consents from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Okapi will employ approximately [        ] persons to solicit the Issuer’s stockholders as part of this solicitation. Okapi does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this Consent Solicitation.

Glenview Capital Management has engaged UBS Investment Bank (“UBS”) to act as financial advisor in connection with this Consent Solicitation. UBS will be paid a fee in connection with its engagement. UBS will also be reimbursed for its reasonable out-of-pocket expenses. We have also agreed to indemnify UBS against certain liabilities and expenses, including certain liabilities and expenses under the federal securities laws. UBS does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this Consent Solicitation.

Our estimate of the total maximum cost to be incurred in connection with this Consent Solicitation (excluding litigation costs, if any) is $[            ]. To date, approximately $[            ] of expenses have been incurred in connection with this Consent Solicitation. Glenview will bear the costs of this Consent Solicitation. To the extent legally permissible, if successful in the adoption of Proposal 4 in whole or in part, we currently intend to seek reimbursement from the Company for Glenview’s costs and expenses in connection of this Consent Solicitation. We do not currently intend to submit the question of such reimbursement to a vote of the stockholders of the Company.

SPECIAL INSTRUCTIONS

If you were a record holder of shares of Common Stock as of the close of business on the Record Date for this Consent Solicitation, you may elect to consent to, withhold consent or abstain with respect to Proposals 1, 2, 3, 4 and 6 by marking the “CONSENT”, “WITHHOLD CONSENT” or “ABSTAIN” box, as applicable, underneath each Proposal on the accompanying GOLD consent card and signing, dating and returning it promptly in the enclosed post-paid envelope. If you were a record holder of shares of Common Stock as of the close of business on the Record Date for this Consent Solicitation, you may elect to consent to or withhold consent to Proposal 5 by marking the “CONSENT” or “WITHHOLD CONSENT” box, as applicable, underneath each Proposal on the accompanying GOLD consent card and signing, dating and returning it promptly in the enclosed post-paid envelope.

IF A STOCKHOLDER EXECUTES AND DELIVERS A GOLD CONSENT CARD, BUT FAILS TO CHECK A BOX MARKED “CONSENT”, “WITHHOLD CONSENT” OR “ABSTAIN” FOR PROPOSAL 1, 2, 3, 4 OR 6, THAT STOCKHOLDER WILL BE DEEMED TO HAVE CONSENTED TO THAT PROPOSAL, EXCEPT THAT THE STOCKHOLDER WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY DIRECTOR WHOSE NAME IS WRITTEN IN THE APPLICABLE SPACE PROVIDED IN ACCORDANCE WITH THE INSTRUCTION TO PROPOSAL 4 ON THE CONSENT CARD. IF A STOCKHOLDER EXECUTES AND DELIVERS A GOLD CONSENT CARD, BUT FAILS TO CHECK A BOX MARKED “CONSENT” OR “WITHHOLD CONSENT” FOR PROPOSAL 5 THAT THE STOCKHOLDER WILL NOT BE DEEMED TO CONSENT TO THE ELECTION OF ANY DIRECTOR WHOSE NAME IS WRITTEN IN THE APPLICABLE SPACE PROVIDED IN ACCORDANCE WITH THE INSTRUCTION TO PROPOSAL 5 ON THE CONSENT CARD.

YOUR CONSENT IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED GOLD CONSENT CARD AND RETURN IT IN THE ENCLOSED POST-PAID ENVELOPE PROMPTLY. YOU MUST DATE YOUR CONSENT IN ORDER FOR IT TO BE VALID. FAILURE TO SIGN, DATE AND RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS REJECTING THE PROPOSALS.

If your shares are held in the name of a bank, broker firm, dealer, trust company or other nominee, only it can execute a consent with respect to those shares of Common Stock and only on receipt of specific instructions from you. Thus, you should contact the person responsible for your account and give instructions for the GOLD consent card to be signed representing your shares. You should confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Glenview, c/o Okapi Partners LLC, 437 Madison Avenue, 28th Floor, New York, NY 10022, telephone: (877) 869-0171, so that we will be aware of all instructions given and can seek to ensure that those instructions are followed.

If you have any questions or require any assistance in executing your consent, please contact Okapi Partners LLC at the numbers listed below.

If you have any questions, require assistance in voting your GOLD consent card,

or need additional copies of this Consent Statement,

please contact Okapi Partners at the phone numbers or email listed below.

OKAPI PARTNERS LLC

437 Madison Avenue, 28th Floor

New York, NY 10022

(212) 297-0720

Stockholders Call Toll-Free at: (877) 869-0171

E-mail: info@okapipartners.com

Important Notice Regarding the Availability of this Consent Statement

This Consent Statement and all other solicitation materials in connection with this Consent Solicitation are available on the Internet, free of charge, at [                    ].

Information Concerning the Issuer

Glenview has omitted from this Consent Statement certain disclosure required by applicable law to be included in the Company’s consent revocation statement and Glenview’s consent statement. Such disclosure includes, among other things, information regarding securities of the Company beneficially owned by the Company’s directors, nominees and management; certain stockholders’ beneficial ownership of more than 5% of the Company’s voting securities; information concerning executive compensation; and information concerning the procedures for submitting stockholder proposals and director nominations intended for consideration at the 2014 Annual Meeting and for consideration for inclusion in the proxy materials for that meeting. If the Company does not distribute a consent revocation statement to its stockholders prior to the consummation of this Consent Solicitation, Glenview will distribute to the stockholders a supplement to this Consent Statement containing such disclosures prior to its final delivery of consents to the Company. In addition, if the Company does distribute a consent revocation statement to its stockholders, Glenview will not make a final delivery of consents until a period of at least three business days has expired subsequent to its distribution. Except as otherwise noted herein, the information in this Consent Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

Conclusion

We urge you to carefully consider the information contained in the attached Consent Statement and then support our efforts by signing, dating and returning the enclosed GOLD consent card today.

Thank you for your support,

GLENVIEW CAPITAL PARTNERS, L.P.

GLENVIEW CAPITAL MASTER FUND, LTD.

GLENVIEW INSTITUTIONAL PARTNERS, L.P.

GLENVIEW OFFSHORE OPPORTUNITY MASTER FUND, LTD.

GLENVIEW CAPITAL OPPORTUNITY FUND, L.P.

GLENVIEW CAPITAL MANAGEMENT, LLC

LARRY ROBBINS

June 25, 2013

ANNEX I

TRANSACTIONS BY THE PARTICIPANTS IN THE SECURITIES OF HEALTH MANAGEMENT

ASSOCIATES, INC. DURING THE PAST TWO YEARS

This Annex I sets forth information with respect to each purchase and sale of shares of Common Stock that was effectuated by a Participant, or affiliates of a Participant, during the past two years. As of the date of this Consent Statement, the Glenview Funds are the only Participants, or affiliates of a Participant, that beneficially own Common Stock. Unless otherwise indicated, all transactions were effectuated in the open market through a broker. Transactions marked by an asterisk (*) were cross trades between Glenview entities.

Glenview Capital Partners

Trade Date	Shares Purchased (Sold)
8/16/2011	1,313
8/19/2011	27,349
9/15/2011	7,000
9/16/2011	1,400
9/19/2011	5,600
10/3/2011	(6,700)*
12/23/2011	(300)
12/27/2011	(3,000)
12/28/2011	(7,900)
12/29/2011	(5,008)
1/10/2012	(14,200)
2/24/2012	13,800
3/7/2012	48,700
3/8/2012	14,600
3/9/2012	23,287
3/15/2012	5,100
3/16/2012	6,700
3/20/2012	15,800
3/21/2012	2,900
3/22/2012	3,451
3/26/2012	14,100
3/27/2012	14,719
3/30/2012	27,200
4/2/2012	15,700*
4/2/2012	1,500
4/11/2012	15,128
4/12/2012	10,600
4/13/2012	19,565
5/22/2012	12,300
5/23/2012	3,061
6/18/2012	26,300
6/19/2012	16,200
6/28/2012	82,700
7/2/2012	15,800*
7/5/2012	3,100
7/6/2012	26,200
7/10/2012	7,400
7/12/2012	18,369
7/13/2012	28,400
7/16/2012	4,051
7/24/2012	32,665
7/27/2012	6,500

Trade Date	Shares Purchased (Sold)
7/30/2012	16,400
8/1/2012	(7,200)*
8/2/2012	32,358
8/3/2012	32,486
8/7/2012	16,000
8/8/2012	12,535
8/9/2012	6,339
8/10/2012	7,925
8/13/2012	1,562
8/16/2012	6,311
8/17/2012	3,151
8/21/2012	1,263
10/1/2012	35,700*
11/1/2012	(22,600)*
12/3/2012	(1,700)*
12/19/2012	80,000
12/20/2012	89,200
12/21/2012	8,800
12/27/2012	9,900
12/28/2012	9,900
1/8/2013	4,500
1/9/2013	173,700
1/10/2013	225,000

Glenview Capital Master Fund

Trade Date	Shares Purchased (Sold)
8/2/2011	606
8/16/2011	19,493
8/19/2011	382,087
9/15/2011	103,200
9/16/2011	20,600
9/19/2011	82,300
10/3/2011	9,600*
12/23/2011	(3,500)
12/27/2011	(33,900)
12/28/2011	(89,800)
12/29/2011	(57,347)
1/10/2012	(214,300)
2/24/2012	208,600
3/7/2012	735,600
3/8/2012	220,200
3/9/2012	353,334
3/15/2012	76,500
3/16/2012	100,916
3/20/2012	240,000
3/21/2012	43,500
3/22/2012	51,698
3/26/2012	213,204
3/27/2012	222,212
3/30/2012	412,000
4/2/2012	(110,500)*
4/2/2012	20,900
4/11/2012	212,863
4/12/2012	148,500

Trade Date	Shares Purchased (Sold)
4/13/2012	276,027
5/22/2012	172,800
5/23/2012	43,300
6/18/2012	368,500
6/19/2012	227,700
6/28/2012	1,161,600
7/2/2012	292,000*
7/5/2012	43,000
7/6/2012	369,368
7/10/2012	103,732
7/12/2012	258,107
7/13/2012	403,200
7/16/2012	57,310
7/24/2012	462,846
7/27/2012	92,700
7/30/2012	231,600
8/1/2012	(65,900)*
8/2/2012	460,597
8/3/2012	462,406
8/7/2012	227,037
8/8/2012	179,112
8/9/2012	90,214
8/10/2012	112,504
8/13/2012	22,503
8/16/2012	89,800
8/17/2012	44,827
8/21/2012	17,966
10/1/2012	(176,400)*
11/1/2012	155,100*
12/3/2012	46,200*
12/19/2012	1,119,900
12/20/2012	1,247,600
12/21/2012	124,200
12/27/2012	137,900
12/28/2012	138,000
1/8/2013	62,400
1/9/2013	512,800
1/10/2013	200,000

Glenview Institutional Partners

Trade Date	Shares Purchased (Sold)
8/2/2011	303
8/16/2011	11,312
8/19/2011	221,659
9/15/2011	57,800
9/16/2011	11,600
9/19/2011	46,200
10/3/2011	(2,900)*
12/23/2011	(6,400)
12/27/2011	(61,500)
12/28/2011	(162,700)
12/29/2011	(103,563)
1/10/2012	(101,200)
2/24/2012	101,600

Trade Date	Shares Purchased (Sold)
3/7/2012	358,200
3/8/2012	107,100
3/9/2012	172,017
3/15/2012	37,200
3/16/2012	49,100
3/20/2012	116,700
3/21/2012	21,300
3/22/2012	25,265
3/26/2012	103,800
3/27/2012	108,343
3/30/2012	200,700
4/2/2012	94,800*
4/2/2012	11,100
4/11/2012	109,127
4/12/2012	76,200
4/13/2012	141,394
5/22/2012	88,300
5/23/2012	21,991
6/18/2012	188,200
6/19/2012	116,200
6/28/2012	593,200
7/2/2012	(307,800)*
7/5/2012	22,000
7/6/2012	188,700
7/10/2012	53,000
7/12/2012	131,862
7/13/2012	182,200
7/16/2012	26,139
7/24/2012	209,590
7/27/2012	42,000
7/30/2012	104,900
8/1/2012	73,100*
8/2/2012	215,534
8/3/2012	216,379
8/7/2012	106,200
8/8/2012	83,858
8/9/2012	42,222
8/10/2012	52,630
8/13/2012	10,565
8/16/2012	42,058
8/17/2012	20,997
8/21/2012	8,414
10/1/2012	140,700*
11/1/2012	(132,500)*
12/3/2012	(44,500)*
12/19/2012	521,700
12/20/2012	581,100
12/21/2012	57,900
12/27/2012	64,300
12/28/2012	64,400
1/8/2013	29,200

Glenview Offshore Opportunity Master Fund

Trade Date	Shares Purchased (Sold)
7/1/2011	(17,500)*
8/2/2011	303
8/16/2011	10,302
8/19/2011	201,963
9/15/2011	47,800
9/16/2011	9,600
9/19/2011	38,400
10/3/2011	(35,500)*
12/23/2011	(3,800)
12/27/2011	(36,400)
12/28/2011	(96,600)
12/29/2011	(61,572)
1/3/2012	30,700*
1/10/2012	(99,700)
2/24/2012	91,300
3/7/2012	318,300
3/8/2012	95,200
3/9/2012	152,856
3/15/2012	32,900
3/16/2012	43,700
3/20/2012	103,800
3/21/2012	19,000
3/22/2012	22,447
3/26/2012	92,800
3/27/2012	96,710
3/30/2012	180,500
4/2/2012	35,400*
4/2/2012	9,800
4/11/2012	96,896
4/12/2012	68,200
4/13/2012	126,740
5/1/2012	13,600*
5/22/2012	75,700
5/23/2012	18,956
6/5/2012	3,000*
6/18/2012	159,800
6/19/2012	98,700
6/28/2012	516,300
7/2/2012	164,600*
7/5/2012	19,100
7/6/2012	164,300
7/10/2012	46,200
7/12/2012	114,750
7/13/2012	163,900
7/16/2012	23,514
7/24/2012	185,016
7/27/2012	36,900
7/30/2012	92,300
8/1/2012	18,300*
8/2/2012	183,053
8/3/2012	181,293
8/7/2012	92,400
8/8/2012	74,153
8/9/2012	38,441
8/10/2012	48,340

Trade Date	Shares Purchased (Sold)
8/13/2012	9,620
8/16/2012	38,819
8/17/2012	19,478
8/21/2012	7,758
9/4/2012	12,900*
10/1/2012	(169,900)*
10/11/2012	2,900*
12/3/2012	(33,800)*
12/19/2012	1,240,800
12/20/2012	1,382,027
12/21/2012	156,800
12/27/2012	174,200
12/28/2012	174,000
1/8/2013	78,800
1/9/2013	1,025,880
1/10/2013	173,365

Glenview Capital Opportunity Fund

Trade Date	Shares Purchased (Sold)
7/1/2011	2,300*
8/2/2011	101
8/16/2011	5,151
8/19/2011	100,726
9/15/2011	24,700
9/16/2011	4,900
9/19/2011	19,900
10/3/2011	9,400*
12/23/2011	(2,400)
12/27/2011	(23,400)
12/28/2011	(62,100)
12/29/2011	(39,728)
1/3/2012	(20,700)*
1/10/2012	(47,300)
2/24/2012	43,300
3/7/2012	150,400
3/8/2012	44,900
3/9/2012	72,257
3/15/2012	15,600
3/16/2012	20,700
3/20/2012	49,100
3/21/2012	8,900
3/22/2012	10,614
3/26/2012	43,800
3/27/2012	45,752
3/30/2012	85,200
4/2/2012	(76,400)*
4/2/2012	4,200
4/11/2012	41,771
4/12/2012	29,400
4/13/2012	54,655
5/1/2012	(17,100)*
5/22/2012	32,000
5/23/2012	7,960
6/5/2012	(17,900)*

Trade Date	Shares Purchased (Sold)
6/18/2012	66,400
6/19/2012	41,000
6/28/2012	214,400
7/2/2012	(325,600)*
7/5/2012	7,900
7/6/2012	68,200
7/10/2012	19,200
7/12/2012	47,619
7/13/2012	49,900
7/16/2012	7,159
7/24/2012	56,280
7/27/2012	11,200
7/30/2012	28,100
8/1/2012	(44,100)*
8/2/2012	55,268
8/3/2012	54,760
8/7/2012	27,900
8/8/2012	22,411
8/9/2012	11,615
8/10/2012	14,575
8/13/2012	2,937
8/16/2012	11,738
8/17/2012	5,890
8/21/2012	2,343
9/4/2012	25,200*
10/1/2012	70,000*
10/11/2012	(6,900)*
12/3/2012	46,100*
12/19/2012	424,600
12/20/2012	473,100
12/21/2012	53,500
12/27/2012	59,400
12/28/2012	59,400
1/1/2013	2,520,363*
1/8/2013	51,400
1/9/2013	59,400
1/10/2013	101,635

GCM Opportunity Fund, L.P. (merged into Glenview Capital Opportunity Fund as of January 1, 2013)

Trade Date	Shares Purchased (Sold)
7/1/2011	15,200*
8/2/2011	101
8/16/2011	1,818
8/19/2011	35,413
9/15/2011	9,500
9/16/2011	1,900
9/19/2011	7,600
10/3/2011	26,100*
12/23/2011	(200)
12/27/2011	(2,200)
12/28/2011	(5,900)
12/29/2011	(3,699)
1/3/2012	(10,000)*

Trade Date	Shares Purchased (Sold)
1/10/2012	(23,300)
2/24/2012	21,400
3/7/2012	74,800
3/8/2012	22,300
3/9/2012	35,949
3/15/2012	7,700
3/16/2012	10,200
3/20/2012	24,600
3/21/2012	4,400
3/22/2012	5,209
3/26/2012	21,700
3/27/2012	22,860
3/30/2012	42,400
4/2/2012	41,000*
4/2/2012	2,500
4/11/2012	24,215
4/12/2012	17,100
4/13/2012	31,619
5/1/2012	3,500*
5/22/2012	18,900
5/23/2012	4,732
6/5/2012	14,900*
6/18/2012	40,800
6/19/2012	25,200
6/28/2012	131,800
7/2/2012	161,000*
7/5/2012	4,900
7/6/2012	41,900
7/10/2012	11,800
7/12/2012	29,293
7/13/2012	47,400
7/16/2012	6,827
7/24/2012	53,603
7/27/2012	10,700
7/30/2012	26,700
8/1/2012	25,800*
8/2/2012	53,190
8/3/2012	52,676
8/7/2012	26,900
8/8/2012	21,494
8/9/2012	11,169
8/10/2012	14,026
8/13/2012	2,813
8/16/2012	11,274
8/17/2012	5,657
8/21/2012	2,256
9/4/2012	(38,100)*
10/1/2012	99,900*
10/11/2012	4,000*
12/3/2012	(12,300)*
12/19/2012	388,000
12/20/2012	432,200
12/21/2012	48,800
12/27/2012	54,300
12/28/2012	54,300
1/1/2013	(2,520,363)*

Earl Holland

Trade Date	Shares Purchased (Sold)
4/16/2012	(18,469)
4/17/2012	(1,531)
3/19/2013	(725)

ANNEX II

PROPOSED AMENDMENT TO SECTION 2 OF ARTICLE III OF

THE BYLAWS OF

HEALTH MANAGEMENT ASSOCIATES, INC.

Set forth below is the proposed resolution to amend the Bylaws pursuant to Proposal 3, including the text of the proposed amendment to the Bylaws.

The following is the text of the proposed Bylaw amendment and adopting resolution:

“RESOLVED, that Section 2 of Article III of the Amended and Restated Bylaws of Health Management Associates, Inc. be, and hereby is, amended in its entirety to read as follows:

Section 2. Except as otherwise provided in the certificate of incorporation or as otherwise set forth below, vacancies and newly created directorships resulting from any increase in the authorized number of directors or as a result of the removal or resignation of any director may be filled by (i) the stockholders or (ii) a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and, in each case, the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner removed from office. Notwithstanding anything to the contrary herein, vacancies on the Board of Directors of the Company resulting from the removal of directors by the stockholders shall be filled only by the stockholders of the Company. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

For the convenience of stockholders, the changes to Section 2 of Article III of the Bylaws are noted in the redline below:

Section 2. Except as otherwise provided in the certificate of incorporation or as otherwise set forth below, vacancies and newly created directorships resulting from any increase in the authorized number of directors or as a result of the removal or resignation of any director may be filled by (i) the stockholders or (ii) a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and, in each case, the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner removed from office. Notwithstanding anything to the contrary herein, vacancies on the Board of Directors of the Company resulting from the removal of directors by the stockholders shall be filled only by the stockholders of the Company. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

II-1

ANNEX III

PROPOSED AMENDMENT TO SECTION 6 OF ARTICLE II OF

THE BYLAWS OF

HEALTH MANAGEMENT ASSOCIATES, INC.

Set forth below is the proposed resolution to amend the Bylaws pursuant to Proposal 2, including the text of the proposed amendment to the Bylaws.

The following is the text of the proposed Bylaw amendment and adopting resolution:

“RESOLVED, that Section 6 of Article II of the Amended and Restated Bylaws of Health Management Associates, Inc. be, and hereby is, amended to add a new Section 6(i) after Section 6(h) and to read as follows:

(i) The provisions of this Section 6 (including Section 6(f) hereof) shall only apply to nominations sought to be made at an annual meeting of stockholders and shall not apply to the election of directors (x) through action by written consent of stockholders in lieu of a meeting or (y) at a special meeting of stockholders.

For the convenience of stockholders, Section 6 of Article II of the Current Bylaws is reproduced below:

Section 6. (a) Nominations of any person for election to the board of directors at an annual meeting may be made at such meeting only (i) by or at the direction of the board of directors, including by any committee or persons appointed by the board of directors, or (ii) by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in this Section 6 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 6 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the board of directors at an annual meeting.

(b) For a stockholder to make any nomination of a person or persons for election to the board of directors at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Section 5) thereof in writing and in proper form to the secretary of the corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 6. In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) To be in proper form for purposes of this Section 6, a stockholder’s notice to the secretary shall set forth:

(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 5(c)(i), except that for purposes of this Section 6 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 5(c)(i));

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 5(c)(ii), except that for purposes of this Section 6 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 5(c)(ii) and the disclosure in clause (K) of Section 5(c)(ii) shall be made with respect to the election of directors at the meeting);

III-1

(iii) As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 6 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 (a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and Rule 14a-11 thereunder (or any successor provision thereto), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee and his or her respective affiliates or associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K (as such Item may be subsequently amended or replaced) if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and (D) a completed and signed questionnaire, representation and agreement as provided in Section 6(g); and

(iv) The corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation in accordance with the corporation’s corporate governance guidelines or similar policies then in effect or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

For purposes of this Section 6, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any affiliate or associate of such stockholder or beneficial owner.

(d) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 6 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) If the Nominating Person’s notice of the proposed nomination fails, in the reasonable judgment of the secretary, to contain the information specified in Section 6(c) hereof or is otherwise deficient in the reasonable judgment of the secretary, the secretary shall, as promptly as is practicable under the circumstances, provide written notice to the Nominating Person who submitted the written notice proposing the nomination of such failure or deficiency and such Nominating Person shall have five (5) business days from receipt of such notice to submit a revised written notice for business to be brought before the annual meeting that corrects such failure or deficiency in all material respects.

(f) Notwithstanding anything in these by-laws to the contrary, no person shall be eligible for election as a director of the corporation unless nominated in accordance with this Section 6. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 6, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

III-2

(g) To be eligible to be a nominee for election as a director of the corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 6) to the secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in form provided by the secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation, and (iii) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the corporation, and will comply with applicable publicly disclosed corporate governance guidelines, code of business conduct and ethics and stock ownership and trading policies and similar publicly disclosed policies and guidelines of the corporation.

(h) In addition to the requirements of this Section 6 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. The requirements of this Section 6 shall apply to a stockholder requesting inclusion of a nominee for election as a director of the corporation in the corporation’s proxy statement pursuant to Rule 14a-11 of the Exchange Act.

III-3

PRELIMINARY CONSENT STATEMENT—SUBJECT TO COMPLETION DATED JUNE 25, 2013

[FORM OF CONSENT CARD]

CONSENT OF STOCKHOLDERS OF HEALTH MANAGEMENT ASSOCIATES, INC. TO TAKE

ACTION

WITHOUT A MEETING:

THIS CONSENT SOLICITATION IS BEING MADE BY GLENVIEW CAPITAL PARTNERS, L.P., GLENVIEW CAPITAL MASTER FUND, LTD., GLENVIEW INSTITUTIONAL PARTNERS, L.P., GLENVIEW OFFSHORE OPPORTUNITY MASTER FUND, LTD., GLENVIEW CAPITAL OPPORTUNITY FUND, L.P., GLENVIEW CAPITAL MANAGEMENT, LLC AND LARRY ROBBINS (COLLECTIVELY, “GLENVIEW”).

Unless otherwise indicated below, the undersigned, a stockholder of record of Health Management Associates, Inc. (the “Company”) as of [            ], 2013, hereby consents pursuant to Section 228 of the General Corporation Law of the State of Delaware with respect to all shares of Class A Common Stock of the Company, par value $0.01 per share (the “Shares”), held by the undersigned to the taking of the following actions without a meeting of the stockholders of the Company:

IF NO BOX IS MARKED FOR A PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY DIRECTOR, OR THE ELECTION OF ANY DIRECTOR, WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED. GLENVIEW RECOMMENDS THAT YOU CONSENT TO PROPOSALS NO. 1, 2, 3, 4, 5 AND 6.

1.

The repeal of any amendment or modification by the Board of Directors of the Company (the “Board”) of the Company’s Amended and Restated Bylaws filed with the SEC on December 7, 2010 made after December 6, 2010 and on or prior to the effectiveness of this Consent Solicitation.

☐	☐	☐
Consent	Withhold Consent	Abstain

2.

The amendment of Section 6 of Article II the Company’s Amended and Restated Bylaws as set forth in Annex II to the Consent Statement on Schedule 14A filed by Glenview to expressly provide that the advance notice and information requirements associated with nominations of directors to the Board of Directors do not apply to the election of directors through action by written consent or at a special meeting.

☐	☐	☐
Consent	Withhold Consent	Abstain

3.

The amendment of Section 2 of Article III the Company’s Amended and Restated Bylaws as set forth in Annex II to the Consent Statement on Schedule 14A filed by Glenview to expressly provide that any vacancies on the Board may be filled by the stockholders and those vacancies resulting from a removal of directors by the stockholders shall be filled only by the stockholders.

☐	☐	☐
Consent	Withhold Consent	Abstain

4.

The removal of William J. Schoen, Gary D. Newsome, Kent P. Dauten, Pascal J. Goldschmidt, M.D., Donald E. Kiernan, Robert A. Knox, Vicki A. O’Meara, William C. Steere, Jr. and Randolph W. Westerfield, Ph.D. from the Board, along with each member of the Board, if any, appointed to the Board to fill any vacancy or newly-created directorship since the election of directors at the Company’s 2013 annual meeting of stockholders.

☐	☐	☐
Consent	Withhold Consent	Abstain

INSTRUCTION: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE REMOVAL OF ALL THE PERSONS NAMED IN PROPOSAL NO. 4, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO CONSENT TO THE REMOVAL OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL NO. 4, BUT NOT ALL OF THEM, CHECK THE “CONSENT” BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH REMOVED IN THE SPACE PROVIDED BELOW. NOTE THAT STRIKING A DIRECTOR’S NAME FROM THE ABOVE PROPOSAL, WITHOUT MORE, WILL NOT BE DEEMED TO BE A WITHHELD CONSENT OR ABSTENTION FROM SUCH DIRECTOR’S REMOVAL.

5.

The election of Mary Taylor Behrens, Steven Epstein, Kirk Gorman, Stephen Guillard, Earl Holland, John McCarty, Steven Shulman and Peter Urbanowicz as directors to fill certain vacancies on the Board resulting from Proposal No. 4 (or if any Nominee becomes unable or unwilling to serve as a director of the Issuer or if the size of the Board is increased, in either case prior to the effectiveness of this Proposal, any other person who is not a director, officer, employee or affiliate of Glenview, designated as a Nominee by Glenview). If fewer than eight existing directors are removed, then it is our intention that the Nominees be appointed in order of the number of consents received by the Nominees, with the Nominee receiving the highest number of consents filling the first available vacancy. Vacancies will be considered “available” within the meaning of the preceding sentence in descending order corresponding to the number of consents for a particular incumbent director’s removal. In the event that two or more Nominees, each of whom receives the same number of consents, are to be considered for filing a particular vacancy, such vacancy shall be filled with the first such Nominee in alphabetical order.

☐	☐
Consent	Withhold Consent

INSTRUCTION: TO CONSENT OR WITHHOLD CONSENT FROM CONSENTING TO THE ELECTION OF ALL THE PERSONS NAMED IN PROPOSAL NO. 5, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO CONSENT TO THE ELECTION OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL NO. 5, BUT NOT ALL OF THEM, CHECK THE “CONSENT” BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH ELECTED IN THE SPACE PROVIDED BELOW. NOTE THAT STRIKING A NOMINEE’S NAME FROM THE ABOVE PROPOSAL, WITHOUT MORE, WILL NOT BE DEEMED TO BE A WITHHELD CONSENT FROM SUCH NOMINEE’S ELECTION.

6.

The setting of the size of the Board to the number of directors sitting on the Board following the action pursuant to this Consent Solicitation on Proposals No. 4 and. 5 in order to eliminate any vacancies on the Board, subject to future change in accordance with the Company’s Amended and Restated Bylaws.

☐	☐	☐
Consent	Withhold Consent	Abstain

IN THE ABSENCE OF WITHHOLDING OF CONSENTS BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

Date:

Signature

Signature (if held jointly)

Title(s):

Please sign exactly as name appears on stock certificates or on label affixed hereto. When Shares are held by joint tenants, both should sign. In case of joint owners, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such.

THIS SOLICITATION IS BEING MADE BY GLENVIEW AND NOT ON BEHALF OF THE COMPANY OR THE BOARD OF DIRECTORS OF THE COMPANY.

PLEASE SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.